Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 15, 2004

TO

INDENTURE

Dated as of October 15, 2002

Among

GOLFSMITH INTERNATIONAL, INC.,

as Issuer,

U.S. BANK TRUST NATIONAL ASSOCIATION,

as Trustee

AND

THE GUARANTORS NAMED HEREIN,

as Guarantors

     FIRST SUPPLEMENTAL INDENTURE, dated as of September 15, 2004, (the “First Supplemental Indenture”) between Golfsmith International, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Guarantors”), and U.S. Bank Trust National Association, as trustee (the “Trustee”), to the Indenture (the “Indenture”) dated as of October 15, 2002, among the Company, the Guarantors, and the Trustee. All capitalized terms used in this First Supplemental Indenture and not otherwise defined have the meanings assigned to them in the Indenture.

RECITALS

     WHEREAS, the Company desires to make certain modifications to Sections 4.14, 4.22, and 4.24 of the Indenture;

     WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions, the Indenture may be amended or supplemented by the Company, the Guarantors and the Trustee with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Notes;

     WHEREAS, the Board of Directors of the Company, by written consent effective as of August 25, 2004, authorized (i) the solicitation of consents to certain proposed amendments to the Indenture (the “Proposed Amendments”) and (ii) the execution and delivery of this First Supplemental Indenture upon receipt of the necessary consents;

     WHEREAS, the Board of Directors of each of the Guarantors, by written consent effective as of August 25, 2004, authorized the execution and delivery of this First Supplemental Indenture upon receipt of the necessary consents;

     WHEREAS, the Holders of at least a majority in aggregate principal amount of the outstanding Notes have consented to the Proposed Amendments;

     WHEREAS, in accordance with Sections 9.02, 9.04, 9.06, 11.04, and 11.05 of the Indenture, the Company has furnished the Trustee with an Officers’ Certificate and an Opinion of Counsel; and

     WHEREAS, all actions have been taken that are necessary to make this First Supplemental Indenture a valid and binding agreement by and between the Company, the Guarantors and the Trustee and a valid and binding amendment of, and supplement to, the Indenture;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantors, and the Trustee agree for the benefit of the other parties and for the equal and ratable benefit of the Holders of the outstanding Notes:

ARTICLE I
EFFECTIVENESS AND EFFECT

     SECTION 1.01. Effectiveness and Effect.

     This First Supplemental Indenture shall take effect on the date hereof. The provisions set forth in this First Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture, the terms of which shall bind every Holder. On and after the date hereof, all references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this First Supplemental Indenture.

ARTICLE II
AMENDMENT OF CERTAIN PROVISIONS OF THE INDENTURE

     SECTION 2.01. Restatement of Certain Provisions.

     (a) Section 1.01 of the Indenture is hereby amended so that the definition of “Capital Expenditures Basket” reads in its entirety as follows:

     “Capital Expenditure Basket” means, in any fiscal year, (x) $7,000,000 plus (y) the amount, if any, of the Excess Cash Flow Offer made and not accepted by the Holders during the immediately preceding fiscal year plus (z) any Capital Expenditure Basket amounts (not to exceed $1,000,000) not previously applied by the Company as Capital Expenditures.

     (b) Section 4.14(c) of the Indenture is hereby amended and restated in its entirety to read as follows:

     (c) take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Holders and the Trustee a perfected security interest in the assets (but only to the extent that such a perfected security interest would be granted by any other Domestic Restricted Subsidiary pursuant to the terms of this Indenture) of such new Subsidiary, subject only to Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Security Agreement or by law or as may be reasonably requested by the Collateral Agent.

     (c) The first paragraph of Section 4.22 of the Indenture is hereby amended and restated in its entirety to read as follows:

     The Company and each of its Restricted Subsidiaries shall deliver Mortgages with respect to the Company’s and each Restricted Subsidiary’s leasehold interests in the premises (the “Leased Premises”) occupied by the Company or any Restricted Subsidiary pursuant to leases originally entered into by the Company or by any Restricted Subsidiary (if and only if such Restricted

Subsidiary was a Restricted Subsidiary at the time such Lease or Leases were originally entered into) after the Issue Date (collectively, the “Leases,” and individually, a “Lease”), other than, in any case, renewals (or replacements) of leases.

     (d) Section 4.24 of the Indenture is hereby amended and restated in its entirety to read as follows:

     The aggregate amount of the Company’s and its Restricted Subsidiaries’ Capital Expenditures in any fiscal year is limited to the greater of (i) one third of the Company’s EBITDA in the immediately preceding fiscal year and (ii) the Capital Expenditures Basket.

ARTICLE III
MISCELLANEOUS

     SECTION 3.01. Ratification of Indenture.

     The Indenture, as amended by this First Supplemental Indenture, is in all respects ratified and confirmed and all of its terms, conditions and provisions shall remain in full force and effect. Except as expressly amended hereby, all of the terms and provisions of the Indenture shall continue in full force and effect.

     SECTION 3.02. Governing Law.

     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENTAL INDENTURE.

     SECTION 3.03. Duplicate Originals.

     All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

     SECTION 3.04. Trustee.

     The recitals herein contained are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

     SECTION 3.05. Trust Indenture Act Controls.

     If any provision of this First Supplemental Indenture limits, qualifies, or conflicts with another provision which is required to be included in this First Supplemental Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.

     SECTION 3.06. Severability.

     In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect or for any reason, the validity, legality and unenforceability of any such provision in every other respect and of the remaining provision shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

     SECTION 3.07. Successors.

     All agreements of the Company and the Guarantors in this First Supplemental Indenture shall bind their successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed and delivered as of the date first written above.

GOLFSMITH INTERNATIONAL, INC.
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee
By:	/s/ Angelita L. Pena
	Name:	Angelita L. Pena
	Title:	Assistant Vice President

GOLFSMITH INTERNATIONAL HOLDINGS, INC., as Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH GP HOLDINGS, INC., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

DON SHERWOOD GOLF SHOP, as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH HOLDINGS, L.P., as Subsidiary Guarantor By: Golfsmith GP Holdings, Inc., as General Partner
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH GP, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH DELAWARE, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH CANADA, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH EUROPE, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH USA, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH NU, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH LICENSING, L.L.C., as Subsidiary Guarantor
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President

GOLFSMITH INTERNATIONAL, L.P., as Subsidiary Guarantor By: Golfsmith GP, L.L.C., as General Partner
By:	/s/ Noel E. Wilens
	Name:	Noel E. Wilens
	Title:	Vice President